UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

American Eagle Outfitters, Inc.

(Name of Registrant as specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICAN EAGLE OUTFITTERS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held

June 13, 2006

and

PROXY STATEMENT

IMPORTANT

Please mark, sign and date the enclosed proxy and promptly return it in the envelope provided.

No postage is necessary if mailed in the United States.

American Eagle Outfitters, Inc.

150 Thorn Hill Drive

Warrendale, Pennsylvania 15086-7528

724-776-4857

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 13, 2006

May 4, 2006

To the Stockholders of

American Eagle Outfitters, Inc.:

The 2006 Annual Meeting of Stockholders of American Eagle Outfitters, Inc., a Delaware corporation, will be held at the Loews Regency Hotel, 540 Park Avenue, New York, New York, on June 13, 2006, at 11:00 a.m., local time, for the following purposes:

1.	To elect three Class II directors to serve until the 2009 Annual Meeting of Stockholders, or until their successors are duly elected and qualified and one Class III director to serve until the 2007 Annual Meeting of Stockholders, or until his successor is duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending February 3, 2007; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Whether or not you plan to attend the meeting, please sign, date and mail the enclosed proxy in the envelope provided. If you attend the meeting, you may vote in person and your proxy will not be used.

By Order of the Board of Directors

Neil Bulman, Jr.

Secretary

AMERICAN EAGLE OUTFITTERS, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

JUNE 13, 2006

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of American Eagle Outfitters, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on June 13, 2006, at 11:00 a.m., local time, at the Loews Regency Hotel, 540 Park Avenue, New York, New York and at any adjournment thereof. It is being mailed to the stockholders on or about May 4, 2006. (“We,” “our,” and the “Company” refer to American Eagle Outfitters, Inc.)

Questions and Answers About the Annual Meeting

Who is entitled to vote?

Stockholders of record at the close of business on April 21, 2006, the record date for the Annual Meeting, are entitled to vote at the Annual Meeting. As of the record date, there were 149,757,023 shares of Common Stock, with $.01 par value, outstanding and entitled to vote. Each share that you own entitles you to one vote.

What am I voting on?

There are two matters scheduled for a vote at the Annual Meeting:

1.	The election of three Class II directors to serve until the 2009 Annual Meeting of Stockholders, or until their successors are duly elected and qualified and one Class III director to serve until the 2007 Annual Meeting of Stockholders, or until his successor is duly elected and qualified; and

2.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending February 3, 2007.

How does the Board recommend I vote on these proposals?

The Board of Directors recommends a vote FOR each of the nominees for director listed in this Proxy Statement and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending February 3, 2007.

How do I vote my shares?

If your shares are registered directly in your name (you are a “registered stockholder”), you may complete and sign the enclosed proxy card and return it in the pre-paid envelope. Alternatively, you may attend and vote in person at the Annual Meeting.

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent (in “street name”), you should have received a voting instruction form along with this Proxy Statement. You should follow the instructions on that form in order to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a legal proxy from the broker, bank or agent that holds your shares.

Can I change or revoke my vote after I return my proxy card?

Yes. If you are a registered stockholder, you may revoke your proxy at any time before it is voted by delivering written notice to the Company (Attention: Neil Bulman, Jr., Secretary), by submitting a properly executed proxy bearing a later date or by attending the meeting and voting in person.

If your shares are held in street name, you may revoke your proxy by submitting new voting instructions to your broker or, if you have obtained a legal proxy from your broker, by attending the Annual Meeting and voting in person.

What constitutes a quorum?

A quorum of stockholders is necessary to transact business at the Annual Meeting. A quorum will be present if a majority of the outstanding shares of the Company’s common stock, as of the close of business on the record date, are represented by stockholders present at the meeting or by proxy. At the close of business on the record date, there were 149,757,023 shares of Common Stock outstanding and entitled to vote. Therefore, 74,878,512 shares will be required to be represented by stockholders present at the meeting or by proxy in order to establish a quorum.

Abstentions and broker non-votes will be counted towards the quorum. Broker non-votes occur when brokers, who hold their customers’ shares in street name, sign and submit proxies for such shares and vote such shares on some matters but not others. This would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on “routine” matters, which include the election of directors and the ratification of the appointment of an independent registered public accounting firm, but not on non-routine matters.

What vote is required to approve each proposal?

Once a quorum is established, directors are elected by a plurality of the votes represented by the shares of Common Stock present at the meeting in person or by proxy. A properly executed proxy marked “Withhold Authority” and broker non-votes will not be voted with respect to the nominee or nominees indicated, although it will be counted for purposes of determining if a quorum is present.

To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, an affirmative vote of a majority of the shares of Common Stock present at the meeting, in person or by proxy, will be required.

For each other item that is properly submitted to stockholders for approval at the Annual Meeting, an affirmative vote of a majority of the shares of Common Stock voting on the matter will be required for approval. For purposes of determining the number of shares of Common Stock voting on the matter, abstentions will be counted and will have the effect of a negative vote; broker non-votes will not be counted and thus will have no effect.

Who will bear the costs of this solicitation?

We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Our representatives may solicit proxies by mail, telegram, telephone or personal interview. To solicit proxies, we will request the assistance of banks, brokerage houses and other custodians, and, upon request, will reimburse such organizations for their reasonable expenses in forwarding soliciting materials to beneficial owners and in obtaining authorization for the execution of proxies.

Can I nominate someone for election to the Board of Directors?

Yes. Stockholders wishing to nominate directors for election at the 2007 Annual Meeting of Stockholders may do so by delivering to the Corporate Secretary, no earlier than March 15, 2007 and no later than April 14, 2007, a notice stating: (a) the name and address of the stockholder who intends to make the nomination; (b) the name, age, business address and, if known, residence address of each nominee; (c) the principal occupation or employment of each nominee; (d) the number of shares of stock of the Company that are beneficially owned by each nominee and the nominating stockholder; and (e) such other information specified in Article Tenth (b) of our Certificate of Incorporation. Our Certificate of Incorporation is available on our website at www.ae.com under the links “About AE, AE Investment Info, Corporate Governance, Other Governance Documents.”

Additionally, you may recommend a nominee for consideration by our Nominating and Corporate Governance Committee (the “Nominating Committee”). Recommendations should be submitted to our Nominating Committee in accordance with the procedures described below under the “Nominating Committee” section.

May I submit a stockholder proposal for next year’s Annual Meeting?

Yes. Stockholder proposals to be included in the proxy statement for the 2007 Annual Meeting of Stockholders must be received by the Company (addressed to the attention of the Secretary) by January 3, 2007. We may omit from the proxy statement and form of proxy relating to the next annual meeting of stockholders any proposals that are not received by the Secretary by January 3, 2007. Any stockholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for presentation at our 2007 Annual Meeting will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received before March 15, 2007 or after April 14, 2007. To be submitted at the meeting, any such proposal must be a proper subject for stockholder action under the laws of the State of Delaware, and must otherwise conform to applicable requirements of the proxy rules of the Securities and Exchange Commission (the “SEC”).

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

Ownership of Common Stock

The following table shows, as of March 31, 2006, certain information with regard to the beneficial ownership of our Common Stock by: (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each of the Company’s directors; (iii) each executive officer named in the summary compensation table below; and (iv) all directors and executive officers as a group.

	Shares Beneficially Owned
	Common Stock (1)	Right to Acquire (2)	Total	Percent (3)
5% Beneficial Owners
Barclays Global Investors, N.A. (4)	29,623,722	—	29,623,722	19.1%
Geraldine Schottenstein (5)	12,205,914	—	12,205,914	7.9%
Jay L. Schottenstein (5)	10,552,552	1,306,268	11,858,820	7.7%
Mellon Financial Corporation (4)	8,473,103	—	8,473,103	5.5%

Directors and Executive Officers
Jon P. Diamond (5)	3,401,011	16,875	3,417,886	2.2%
Michael G. Jesselson	244,945	5,625	250,570	*
Michael J. Leedy (6)	56,268	26,666	82,934	*
Roger S. Markfield	584,619	2,158,833	2,743,452	1.8%
Susan P. McGalla	22,425	144,421	166,846	*
Robert R. McMaster	5,195	28,125	33,320	*
LeAnn Nealz	—	80,000	80,000	*
James V. O’Donnell	798,411	1,144,880	1,943,291	1.3%
Janice E. Page	4,195	13,125	17,320	*
J. Thomas Presby	2,356	—	2,356	*
Jay L. Schottenstein (5)	10,552,552	1,306,268	11,858,820	7.7%
Gerald E. Wedren	10,695	16,875	27,570	*
Larry M. Wolf	4,105	28,125	32,230	*
All directors and executive officers as a group (18 in group)	15,558,405	5,191,812	20,750,217	13.4%

*	Represents less than 1% of the Company’s shares of Common Stock.

(1)	Unless otherwise indicated, each of the stockholders has sole voting power and power to sell with respect to the shares of Common Stock beneficially owned.

(2)	Includes shares for options exercisable and restricted stock to be acquired within 60 days of March 31, 2006.

(3)	Percent is based upon the 149,579,254 shares outstanding at March 31, 2006 and 5,191,812 shares as to which the Directors and Executive Officers have the right to acquire upon options exercisable or restricted stock vesting within 60 days of March 31, 2006.

(4)	In a Schedule 13G filed with the SEC on January 26, 2006, Barclays Global Investors, N.A. (“Barclays”), Barclays Global Fund Advisors and Barclays Global Investors, LTD reported beneficial ownership of 29,623,722 shares. Barclays, Barclays Global Fund Advisors and Barclays Global Investors, LTD each have sole voting power over 21,428,429 shares, 1,427,410 shares and 3,510,704 shares, respectively, and sole dispositive power over 24,463,070 shares, 1,429,366 shares and 3,731,286 shares, respectively. The address for Barclays and Barclays Global Fund Advisors is 45 Fremont Street, San Francisco, CA 94105, and the address for Barclays Global Investors, LTD is 1 Royal Mint Court, London, England EC3N 4HH.

In a Schedule 13G filed with the SEC on February 15, 2006, Mellon Financial Corporation and certain of its direct or indirect subsidiaries (collectively “Mellon”) reported collective beneficial ownership of 8,473,103 shares. Mellon has sole voting and dispositive power over 3,965,223 shares and 8,268,604 shares, respectively, and shared voting and dispositive power over 104,300 shares. The address for Mellon is One Mellon Center, Pittsburgh, PA 15258.

(5)	Members of the Schottenstein-Deshe-Diamond families (the “families”) beneficially own a total of 23,530,141 shares of the Company, or approximately 16% as of March 31, 2006. Family members include Geraldine Schottenstein, Jay Schottenstein, Ann Deshe, Susan Diamond, Lori Schottenstein, Saul Schottenstein, and each of their spouses if married, including Jon Diamond. Geraldine Schottenstein is the mother and Saul Schottenstein is the uncle of Jay Schottenstein, Ann Deshe, Susan Diamond and Lori Schottenstein. The families own all of the stock of SEI, Inc. Jay Schottenstein serves as Chairman of SEI, Inc. and has or shares voting power for 69.9% of SEI, Inc. Accordingly, he may be deemed to be the beneficial owner of the 5,797,636 shares of the Company held by SEI, Inc., and they are included under his name in the table. Jay Schottenstein has shared voting power as trustee or trust advisor of trusts that own 4,736,728 shares and has shared power to sell as trustee of a trust that owns 198,604 shares. Geraldine Schottenstein has sole voting power and power to sell as trustee of a trust that owns 3,599,432 shares, shares voting power and has sole power to sell as trustee of trusts that own 8,407,878 shares, and shares voting power and the power to sell as trustee of a trust that owns 198,604 shares, and in each case all of the shares are included under her name in the table. Ann Deshe has shared voting power as trustee or trust advisor of trusts that own 6,467,308 shares and of this amount, has sole power to sell as trustee of a trust that owns 2,597,554 shares. Susan Diamond has shared voting power as trust advisor of a trust that owns 2,597,554 shares and has sole voting power and power to sell as trustee of a trust that owns 709,812 shares. The business address for each of SEI, Inc. and the members of the Schottenstein-Deshe-Diamond families is 1800 Moler Road, Columbus, OH 43207-1698.

(6)	Mr. Leedy resigned his employment with the Company effective March 4, 2006. The ownership information in the table for Mr. Leedy only is as of March 4, 2006.

PROPOSAL ONE: ELECTION OF DIRECTORS

General

The Board of Directors is divided into three classes. Each class of directors is elected for a three-year term unless otherwise stated. On the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has fixed the size of the board at ten directors and nominated four candidates, all of whom are currently directors of the Company, to be elected at the Annual Meeting. Of the four nominees, three shall serve as Class II Directors for three-year terms ending at the 2009 annual meeting, or when their successors are duly elected and qualified, and one (Mr. Larry M. Wolf) shall serve as a Class III Director for a one-year term ending at the 2007 annual meeting, or when his successor is duly elected and qualified. The terms of the remaining five Class III and Class I Directors expire at the annual meetings to be held in 2007 and 2008, respectively. Additionally, when filled, the vacancy shall be designated as a Class III Director.

The enclosed proxy, if returned duly executed and not revoked, will be voted as specified in the proxy, or if no instructions are given will be voted FOR each of the nominees listed below. If any nominee should become unavailable to serve, the Board of Directors may decrease the number of directors pursuant to the Bylaws or may designate a substitute nominee, in which event the proxy will be voted FOR such substitute nominee. The Board has no reason to believe that any nominee will be unavailable or, if elected, unable to serve.

Certain information regarding each incumbent director is set forth below as of March 31, 2006, including age, principal occupation, a brief description of business experience during at least the last five years, and other directorships.

Information Regarding Nominees for Class II Directors with Terms Expiring in 2009

Janice E. Page, age 57, has served as a Director of the Company since June 2004. Prior to her retirement in 1997, Ms. Page spent twenty-seven years in retailing holding numerous merchandising, marketing and operating positions with Sears Roebuck & Company, including Group Vice President from 1992 to 1997. Ms. Page is currently a private investor. She also serves on the Board of Directors of Kellwood Company and R.G. Barry Corporation.

J. Thomas Presby, age 66, has been a Director of the Company since December 2005. Prior to his retirement in June 2002, Mr. Presby spent 30 years with Deloitte Touche Tohmatsu, an international accounting and consulting firm, holding various positions including Deputy Chief Executive Officer from 2001 to 2002, Deputy Chairman and Chief Operating Officer from 1995 to 2001 and Chief Executive Officer in Europe and Central Europe from 1990 to 1995. Mr. Presby also serves as a Director and Audit Committee Chair of Tiffany & Co., World Fuel Services, Inc., TurboChef Technologies, Inc. and AMVESCAP Plc.

Gerald E. Wedren, age 69, has been a Director of the Company since November 1997. Mr. Wedren has served as President of Craig Capital Co., a Washington D.C. based merger and acquisition firm since 1973. Mr. Wedren was President of G.E.W. Inc., an owner of fast food restaurants, from 1981 to 1988.

Information Regarding the Nominee for Class III Director with Term Expiring in 2007

Larry M. Wolf, age 70, has been retired since 1997 after serving with The Rouse Company for thirty-five years. Mr. Wolf held various positions at The Rouse Company including Director of Merchandising and Creative Services from 1993 to 1997 and Director of Retail Leasing for twenty-one years from 1972 to 1993. He was also promoted to Senior Vice President in 1978. Since his retirement, Mr. Wolf has been providing consulting services to retailers, restaurants and community organizations. Mr. Wolf became a Director in May 2003.

The Board of Directors recommends that the stockholders vote “FOR” each of the nominees for Director.

Information Regarding the Remaining Class III Directors with Terms Expiring in 2007

Jon P. Diamond, age 48, has been a Director of the Company since November 1997. Since 1996, Mr. Diamond has served as President and Chief Operating Officer of Safe Auto Insurance Company, a property and casualty insurance company and as Executive Vice President and Chief Operating Officer from 1993 to 1996. Mr. Diamond served as Vice President of Schottenstein Stores Corporation, a private company owned by the Schottenstein-Deshe-Diamond families (“SSC”), from March 1987 to March 1993 and served in various management positions with SSC since 1983. He also serves on the Board of Directors of Retail Ventures, Inc. (“RVI”), formerly Value City Department Stores, Inc., a company that operates a chain of off-price department stores which is 50.3% beneficially owned by SSC, with the remaining shares publicly-held and traded on the New York Stock Exchange.

James V. O’Donnell, age 65, has served as Chief Executive Officer of the Company since November 2003 and prior thereto as Co-Chief Executive Officer of the Company since December 2002 and as Chief Operating Officer for the Company since December 2000. Mr. O’Donnell became a member of the Board in December 2000. Prior to joining the Company, since December 1999, he served as President and Chief Operating Officer of Lyte, Inc., a retail technology services company. From 1997 to 2000, Mr. O’Donnell served as Director of Merchant Banking for Colmen Capital Advisors, Inc., and as a Project Consultant for the C. Everett Koop Foundation. From 1992 to 1997, Mr. O’Donnell was an owner and Chief Executive Officer of Computer Aided Systems, Inc. From 1980 to 1992, Mr. O’Donnell held various executive positions at The Gap Inc., and from

1987 to 1992, he was a member of the Board of Directors and was Executive Vice President. From 1989 to 1992, he served as Chief Operating Officer of The Gap Inc. Mr. O’Donnell is also a member of the Advisory Board to the Villanova University College of Commerce and Finance.

Information Regarding Class I Directors with Terms Expiring in 2008

Michael G. Jesselson, age 54, has served as a Director of the Company since November 1997. Mr. Jesselson is President of Jesselson Capital Corporation, a private investment corporation headquartered in New York City. He also serves on the Board of Directors of a number of nonprofit institutions.

Roger S. Markfield, age 64, has served the Company as Vice-Chairman since November 2003 and as President from November 2003 to February 2006. Prior thereto, he served as President of the Company since February 1995 and as Co-Chief Executive Officer of the Company from December 2002 to November 2003. Mr. Markfield served the Company and its predecessors as Chief Merchandising Officer from February 1995 to December 2002 and as Executive Vice President of Merchandising from May 1993 to February 1995. He became a member of the Board in March 1999. Prior to joining the Company, he served as Executive Vice President-General Merchandising Manager for the Limited Division of The Limited, Incorporated, a large national specialty retailer from May 1992 to April 1993. From 1969 to 1976 and from 1979 to 1992, he was employed by R.H. Macy & Co., a national retailer operating department and specialty stores, as a Buyer in Boys’ Wear rising to the office of President of Corporate Buying-Mens. From 1976 to 1979, Mr. Markfield served as Senior Vice President of Merchandising and Marketing for the Gap Stores, Inc.

Jay L. Schottenstein, age 51, has served as Chairman of the Company and its predecessors since March 1992. He served the Company as Chief Executive Officer from March 1992 until December 2002 and prior to that time, he served as a Vice President and Director of the Company’s predecessors since 1980. He has also served as Chairman of the Board and Chief Executive Officer of SSC since March 1992. Prior thereto, Mr. Schottenstein served as Vice Chairman of SSC from 1986 to 1992. He has been a Director of SSC since 1982. He has also served as Chairman since March 1992 and as Chief Executive Officer from July 1999 through December 2000 and from April 1991 through July 1997 of RVI. Mr. Schottenstein has also served since March 2005 as Chairman of the Board and Chief Executive Officer of DSW, Inc. He has also served as an officer and director of various other corporations owned or controlled by members of his family since 1976. Jay L. Schottenstein is the brother-in-law of Jon P. Diamond.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

During the fiscal year ended January 28, 2006 (“Fiscal 2005”), the Board of Directors met ten times. During Fiscal 2005, all members of the Board of Directors attended 75% or more of the total number of meetings of the Board and of the committees of the Board on which they served. It is the expectation of the Company that all members of the Board of Directors attend the Annual Meeting of Stockholders. All members of the Board of Directors were present at our 2005 Annual Meeting.

Director Compensation

Directors who are not employees of the Company are paid an annual retainer of $55,000 per year, payable quarterly. Additionally, each non-employee director receives an annual stock grant, under the Company’s 2005 Stock Award and Incentive Plan, of a number of shares equal in value to $100,000, based on the value of the Company’s stock at the date of each Annual Meeting. Effective December 30, 2005, Directors may defer receipt of up to 100% of the shares payable under the stock grant in the form of a share unit account. Non-employee directors who participate on one of the Company’s three committees receive an annual retainer of $20,000 per year, payable quarterly, for each committee. Non-employee directors who serve as committee chairs receive an additional annual retainer as follows: $18,000 per year, payable quarterly, for serving as chair of the Audit Committee; $15,000 per year, payable quarterly, for serving as chair of the Compensation Committee; and $12,000 per year, payable quarterly, for serving as chair of the Nominating and Corporate Governance Committee. The table below sets forth a summary of non-employee director compensation for the annual period from the 2005 Annual Meeting of Stockholders to the 2006 Annual Meeting of Stockholders.

Director	Annual Board Cash Retainer	Annual Committee Cash Retainers	Annual Stock Grant Value	Total Compensation
Jon P. Diamond	$55,000	—	$100,000	$155,000
Michael G. Jesselson	$55,000	$40,000	$100,000	$195,000
Robert R. McMaster (1)	$55,000	$58,000	$100,000	$213,000
Janice E. Page	$55,000	$72,000	$100,000	$227,000
J. Thomas Presby (2)	$27,500	$10,000	$50,000	$87,500
Gerald E. Wedren	$55,000	$55,000	$100,000	$210,000
Larry M. Wolf	$55,000	$40,000	$100,000	$195,000

(1)	Mr. McMaster is not standing for re-election at the 2006 Annual Meeting of Stockholders.

(2)	Mr. Presby was elected to the Board in December 2005. Accordingly, his compensation is pro-rated based on the date of election.

In connection with his services as our Chairman, Mr. Schottenstein receives an annual salary of $275,000 per year and an annual stock grant, under the Company’s 2005 Stock Award and Incentive Plan, of a number of shares equal in value to $200,000, based on the value of the Company’s stock at the date of each Annual Meeting. Directors who are employees of the Company do not receive separate compensation for serving as directors. In addition, the Company reimburses travel expenses to attend Board and committee meetings.

The Board of Directors has determined that each Director should own common stock of the Company and has established the following ownership guidelines. Within three years of joining the Board or the implementation of these ownership guidelines in June 2005, each Director must hold stock of the Company worth at least four times the current annual base retainer. The following forms of equity interests in the Company count towards the stock ownership requirement: shares purchased on the open market; shares obtained through stock option exercise; shares held as deferred stock units; shares held in benefit plans; shares held in trust for the economic benefit of the Director or spouse or dependent children of the Director; and shares owned jointly or separately by the spouse or dependent children of the Director. Unexercised stock options and unvested restricted stock do not count towards the stock ownership requirement.

Board Committees

The Board has a standing Audit Committee, a standing Compensation Committee and a standing Nominating and Corporate Governance Committee (“Nominating Committee”). These committees are governed by written charters, which were approved by the Board of Directors and are available on the Company’s website at www.ae.com under the links “About AE, AE Investment Info, Corporate Governance.”

The Board has determined that the directors that are members of each standing committee are independent as defined in the applicable rules for NASDAQ-traded issuers. The following sets forth Committee memberships as of the date of this proxy statement:

Director	Audit Committee	Compensation Committee	Nominating Committee
Michael G. Jesselson		X	X
Robert R. McMaster	XX	X
Janice E. Page	X	X	XX
J. Thomas Presby	X
Gerald E. Wedren	X	XX
Larry M. Wolf		X	X

X = Member

XX = Committee Chair

Audit Committee

The primary function of the Audit Committee is to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the qualifications, performance and independence of the independent registered public accounting firm, (3) the performance of the internal auditors, and (4) the Company’s compliance with regulatory and legal requirements. The Audit Committee also reviews and approves the terms of any new related party agreements. The Audit Committee met ten times in Fiscal 2005.

The Board has determined that Mr. McMaster and Mr. Presby qualify as “audit committee financial experts” as defined by the Securities and Exchange Commission rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

Compensation Committee

The function of the Compensation Committee is to aid the Board in meeting its responsibilities with regard to oversight and determination of executive compensation. The Compensation Committee reviews, recommends and approves salaries and other compensation of executive officers, administers the Company’s 1994 Stock Option Plan, 1999 Stock Incentive Plan and 2005 Stock Award and Incentive Plan and administers the Company’s Management Incentive Plan. The Compensation Committee met sixteen times in Fiscal 2005.

Nominating Committee

The function of the Nominating Committee is to aid the Board in meeting its responsibilities with regard to the organization and operation of the Board, selection of nominees for election to the Board and other corporate governance matters. The Nominating Committee met eight times in Fiscal 2005. The Nominating Committee developed and reviews each year the Company’s Corporate Governance Guidelines, which were adopted by the Board and are available on our website at www.ae.com under the links “About AE, AE Investment Info, Corporate Governance.”

The Nominating Committee periodically reviews the appropriate size of the Board, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the Board. In evaluating and determining whether to recommend a candidate to the Board, the Committee reviews the appropriate skills and characteristics required of Board members in the context of the background of existing members and in light of the perceived needs for the future development of the Company’s business, including issues of diversity and experience in different substantive areas such as retail operations, marketing, technology, distribution, real estate and finance. Candidates may come to the attention of the Committee from a variety of sources, including current Board members, stockholders, and management. All candidates are reviewed in the same manner regardless of the source of the recommendation. Mr. J. Thomas Presby, the first time nominee for election at the Annual Meeting, was recommended to the Nominating Committee by a current Board member. The Nominating Committee is using the services of a search firm to assist in identifying and evaluating qualified director candidates for the current vacancy on the Board.

The Committee will consider the recommendations of stockholders regarding potential director candidates. In order for stockholder recommendations regarding possible candidates for director to be considered by the Nominating Committee:

•	such recommendations must be submitted to the Nominating Committee in care of: Corporate Secretary, American Eagle Outfitters, Inc., 150 Thorn Hill Drive, Warrendale, PA 15086-4857, in writing at least 120 days prior to the date of the next scheduled Annual Meeting;

•	the nominating stockholder must meet the eligibility requirements to submit a valid stockholder proposal under Rule 14a-8 of the Securities Exchange Act of 1934; and

•	the stockholder must describe the qualifications, attributes, skills or other qualities of the recommended director candidate.

Compensation Committee Interlocks and Insider Participation

During Fiscal 2005, the members of the Compensation Committee were Messrs. Wedren (Chairman), Jesselson, McMaster and Wolf and Ms. Page. None of the members of the Compensation Committee are present or former officers of the Company or its subsidiaries or have affiliates that are parties to agreements with the Company.

Communications with the Board

The Board provides a process for stockholders to send communications to the non-management members of the Board. That process is described on the Company’s website at www.ae.com under the links “About AE, AE Investment Info, Corporate Governance, Board of Directors.”

Code of Ethics

The Company has adopted a Code of Ethics that applies to all of its directors, officers (including the Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Controller) and employees. The Company has made the Code of Ethics available on the Company’s website at www.ae.com under the links “About AE, AE Investment Info, Corporate Governance.” Any amendments or waivers to our code of ethics will also be available on our website.

Executive Officers

The following persons are executive officers of the Company. For information regarding officers who are also Directors, see “Election of Directors.” The officers of the Company are elected annually by the Board and serve at the pleasure of the Board.

Dale E. Clifton, age 52, has served the Company as Senior Vice President of Finance since November 2005 and as Chief Accounting Officer since October 1988. Prior thereto, Mr. Clifton served the Company and its predecessors as Controller since June 1986 and as Vice President since October 1994. He served the Company and its predecessors as Assistant Controller from 1984 to June 1986. Prior to joining the Company, he worked as a Certified Public Accountant from 1975 to 1984 at Alpern, Rosenthal & Company.

Thomas A. DiDonato, age 47, has served the Company as Executive Vice President of Human Resources since July 2005. Prior to joining the Company, Mr. DiDonato served the H.J. Heinz Company as Chief People Officer from September 2004 to July 2005, as Vice President of Global Leadership and Development for the Heinz World Headquarters from December 2003 to September 2004 and prior thereto as Vice President of Human Resources for Heinz North America since July 2001. From 1997 to 2001, Mr. DiDonato served as Senior Vice President of Human Resources for Merck-Medco Managed Care LLC. Prior to that time, Mr. DiDonato held various vice president level positions with Pepsico from 1990 to 1997 and with Philip Morris Companies, Inc. from 1982 to 1990.

Joseph E. Kerin, age 60, has served the Company as Executive Vice President of Store Operations and Real Estate since March 2006 and prior thereto as Executive Vice President of Store Operations of the Company and its predecessors since January 1991. Prior to that time, he held various positions with the Company’s predecessors, including Senior Vice President-Store Operations from October 1987 to October 1988, Vice President-General Manager Store Operations from February 1979 to October 1987, General Manager Store Operations from November 1975 to February 1979, and Regional/District Manager of the Silverman’s Division from October 1972 to November 1975.

Susan P. McGalla, age 41, has served the Company as President and Chief Merchandising Officer, AE Brand, since January 2005. Prior thereto, Ms. McGalla served as Executive Vice President and Chief Merchandising Officer from November 2003 to January 2005, as Executive Vice President, Merchandising from August 2002 to November 2003 and from November 1997 to August 2002, she served as Vice President, General Merchandise Manager-Women’s. Prior to that time, Ms. McGalla held various other positions with the Company, including Divisional Merchandise Manager-Women’s from June 1996 to November 1997 and Buyer-Women’s from June 1994 to June 1996. Prior to joining the Company, she held various merchandising/ management positions at Joseph Horne Company in Pittsburgh, Pennsylvania from June 1986 to June 1994.

LeAnn Nealz, age 49, has served the Company as Executive Vice President and Chief Design Officer since May 2004. Prior to joining the Company, Ms. Nealz served as Senior Vice President-Design of GapKids and babyGap from March 2002 to April 2004. From May 2000 to March 2002, she was a consultant for Esprit. From June 1997 to April 2000, Ms. Nealz was Vice President-Creative Director of Nine West Group Inc. and President, creator and owner of Le Havlin Piro. From 1996 to September 1997 she was one of the creators of Theory. From 1993 to 1996 Ms. Nealz acted as the Senior Vice President of Design and Marketing for Pepe Jeans. From 1989 to 1993 Ms. Nealz served as both men’s and women’s Senior Design Director at Banana Republic. Prior to that time, Ms. Nealz held several positions, including Design Director of CK Jeans and Calvin Klein Sport as well as the Creative Director for Guess Jeans.

Dennis R. Parodi, age 54, has served the Company as Executive Vice President and Chief Operating Officer, New York Design Center, since February 2006. Prior thereto, Mr. Parodi served as Senior Vice President of Real Estate and Construction since May 2004 and as Vice President and Chief Operating Officer, New York Design Center, since March 2003. Prior to joining the Company, Mr. Parodi served as a consultant for Whelan’s International Corporation from January 2002 to March 2003. From February 1983 to December 2001, Mr. Parodi held various positions with GAP, Inc., including Executive Vice President-U.S. Stores & Global Operations from 1998 to 2001, Senior Vice President-Director of Stores from 1993 to 1998, Vice President-Eastern Zone from 1988 to 1993 and Regional Manager from 1983 to 1988.

Katherine J. Savitt, age 42, has served the Company as Executive Vice President and Chief Marketing Officer, AE Brand, since March 2006. Prior to joining the Company, Ms. Savitt served as Vice President of Strategic Communications, Content and Entertainment Initiatives of Amazon.com from December 2002 to

February 2006. From October 1993 to October 2002, Ms. Savitt served as President and co-Founder of MWW/Savitt, an integrated marketing communications and public relations firm. From October 1990 to October 1993 she served as Senior Vice President of Sorenson Roberts and Hansen Advertising and Public Relations. Prior to that time she held several positions, including Senior Account Director at Arst Public Relations, Advertising Production Manager for Nintendo of America and Director of Corporate Communications for Mandelbaum, Wolf Wiskowski.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors or persons who are beneficial owners of more than ten percent of the Company’s Common Stock (“reporting persons”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Reporting persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms filed by them. Based on its review of the copies of Section 16(a) forms received by it, the Company believes that, during Fiscal 2005, with the exception of one late Form 4 filing by each of Mr. Diamond and Mr. Markfield, all reporting persons complied with applicable filing requirements.

Executive Officer Compensation

The following table shows certain information regarding compensation earned during each of the last three fiscal years by the Company’s Chief Executive Officer and each of the Company’s four most highly compensated executive officers.

Summary Compensation Table

		Annual Compensation (2)		Long Term Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus	Restricted Stock Awards	Options/ SARs(#)	All Other Compensation
	(1)		(3)	(4)		(5)
James V. O’Donnell (6)	2005	$950,000	$2,915,600	$6,004,000	None	$17,700
Chief Executive Officer	2004	$950,000	$1,965,600	$4,068,600	None	$15,700
	2003	$840,000	$190,807	None	1,800,000	$12,600

Roger S. Markfield (7)	2005	$950,000	$2,850,000	$2,710,000	200,000	$12,700
Vice Chairman	2004	$950,000	$1,900,000	$3,372,500	None	$14,100
	2003	$945,000	None	None	600,000	$12,600

Susan P. McGalla (8)	2005	$800,000	$2,210,000	$1,014,190	200,000	$10,200
President and Chief Merchandising	2004	$560,000	$784,000	$1,006,300	None	$11,900
Officer, AE Brand	2003	$535,000	None	None	116,600	$9,600

LeAnn Nealz (9)	2005	$635,000	$1,435,100	$677,500	None	$9,300
Executive Vice President and	2004	$418,300	$937,500	$1,310,000	150,000	$400
Chief Design Officer

Michael J. Leedy (10)	2005	$475,000	$665,000	$558,260	None	$10,500
Executive Vice President and	2004	$465,000	$651,000	$539,600	None	$11,900
Chief Marketing Officer	2003	$430,000	None	None	80,000	$9,600

(1)	2005, 2004 and 2003 refer to the fifty-two week periods ended January 28, 2006, January 29, 2005 and January 31, 2004, respectively.

(2)	While the named executive officers enjoy certain perquisites, including in certain instances car allowances, for Fiscal 2005, Fiscal 2004 and Fiscal 2003, these did not exceed the lesser of $50,000 per executive or 10% of each executive officer’s salary and bonus and are therefore not included in the Summary Compensation Table above.

(3)	Includes annual cash incentive compensation and long-term incentive plan (“LTI”) awards earned during Fiscal 2005, Fiscal 2004 and Fiscal 2003. LTI awards earned for Fiscal 2005, which are included in the Summary Compensation Table above, were: Mr. O’Donnell, $950,000; Mr. Markfield, $950,000; Ms. McGalla, $720,000; and Ms. Nealz, $482,600.

The Company’s LTI plan was implemented during Fiscal 2005. Under this plan, awards are earned based on one-year performance goals based on the Company’s income per common share, fully diluted, excluding certain charges (“EPS performance goals”). If awards are earned, they are credited to an LTI account for each individual participant. The individual will be credited with any investment gains or losses in the LTI account based upon self-directed investment choices. Payment of one third of the total amount in the LTI account, including contributions related to prior years, will be paid to the participant beginning in Fiscal 2008, with 100% of the account paid out on retirement, death or disability. All payments are forfeited in the event of a voluntary termination of employment and, subject to the discretion of the Compensation Committee, will also be forfeited as a result of an involuntary termination of employment.

(4)	The value of the restricted stock included in the Summary Compensation Table is based on the fair market value at the date of grant. The shares granted in 2005 vested on February 28, 2006 upon certification from the Compensation Committee that the Company met certain EPS performance goals. Based on the fair market value at January 28, 2006 of $26.04, the value of the restricted stock awarded for 2005 for: Mr. O’Donnell was $5,208,000; Mr. Markfield was $2,604,000; Ms. McGalla was $974,521; Ms. Nealz was $651,000; and Mr. Leedy was $536,424. Dividends are payable on vested and unvested restricted stock awards when dividends are paid on common stock, if applicable.

(5)	Includes the amount of employer matching and supplemental contributions allocated to each executive’s account under the Company’s qualified defined contribution plan as well as term life insurance premiums paid on behalf of the executive during Fiscal 2005, Fiscal 2004 and Fiscal 2003.

(6)	Mr. O’Donnell is employed pursuant to an employment agreement dated December 30, 2003. His agreement has a term of three years, subject to earlier termination by either party. It provides for an annual base salary of at least $950,000 effective February 1, 2004, a cash signing bonus of $200,000, to be grossed-up for income taxes, payable over three years, eligibility for an annual cash bonus under the Company’s Management Incentive Plan, recommended grants of 200,000 restricted shares for each full fiscal year term during the agreement, and other fringe benefits. It provides for a retirement benefit upon the expiration of the contract’s term equal to the Executive’s total cash compensation for the highest compensated fiscal year of the three year contract. Additionally, it provides for severance payments equal to one year of base salary in the event of a non-cause termination by the Company. The Compensation Committee may increase Mr. O’Donnell’s base salary at their discretion.

(7)	Mr. Markfield is employed pursuant to an employment agreement dated May 16, 2005. His agreement has an initial term through February 3, 2007 and continues for an additional term of five fiscal years ending January 28, 2012 (the “Renewal Term”), subject to earlier termination by either party. Under this agreement, Mr. Markfield served as President of the Company through Fiscal 2005 and will continue to serve as Vice Chairman through Fiscal 2006. Additionally, Mr. Markfield will serve as an advisor to the Company through the Renewal Term. As compensation under the agreement, Mr. Markfield’s annual base salary was $950,000 in Fiscal 2005 and will be $570,000 in Fiscal 2006 and $1,343,000 for each year during the Renewal Term. Mr. Markfield is eligible to receive a performance based incentive bonus targeted at 100% of his base salary with potential to receive up to 200% of base salary in each fiscal year of the initial term of the agreement, as well as a performance based restricted stock grant of 100,000 shares of the Company’s common stock for Fiscal 2005, a grant of performance based restricted stock having a grant date value of $4,000,000 for Fiscal 2006 and a stock option grant of 200,000 shares in Fiscal 2005. Additionally, the agreement provides for certain fringe benefits. The Board of Directors may increase Mr. Markfield’s base salary at their discretion. In the event of a non-cause termination by the Company, the agreement provides for severance payments equal to one year of base salary plus the full Renewal Term compensation and continued medical coverage for one year.

(8)	Ms. McGalla is employed pursuant to an employment agreement dated January 30, 2005. The agreement has a term of two years, subject to earlier termination by either party. It provides for an annual base salary of at least $800,000, a one-time promotion bonus of $50,000 during Fiscal 2005, eligibility for an annual cash bonus under the Company’s Management Incentive Plan, eligibility for an annual long term incentive bonus under the Company’s Management Incentive Plan or any successor plan, grants during each year of the term of 37,424 shares of performance based restricted stock, a one-time grant of options for 200,000 shares under the Company’s 1999 Stock Incentive Plan and other fringe benefits. Additionally, it provides for severance payments equal to one year of base salary and continued medical coverage in the event of a non-cause termination by the Company. The Compensation Committee may increase Ms. McGalla’s base salary at their discretion and for fiscal years after 2005, the CEO may recommend additional grants of restricted stock and options, subject to Compensation Committee approval.

(9)	Ms. Nealz is employed pursuant to an employment agreement dated March 31, 2004 with no stated terms for length of service. It provides for an annual base salary of $625,000, eligibility for an annual cash bonus under the Company’s Management Incentive Plan, recommended grants of 90,000 shares of restricted stock over a three-year period and options for 150,000 shares upon hire with the eligibility for consideration of additional options under the Company’s Stock Option Program on an annual basis beginning in Spring of 2005, and other fringe benefits. The Compensation Committee may increase Ms. Nealz’s base salary at their discretion.

(10)	Mr. Leedy resigned his employment with the Company effective March 4, 2006. Pursuant to a Resignation Agreement and Release, in exchange for a general release of any claims against the Company, Mr. Leedy received the following: (1) his salary earned through the effective date of the Agreement; (2) severance pay in the amount of $475,000 over a severance period of up to 12 months (the “Severance Period”); (3) 20,600 shares of previously granted restricted stock, based on the Company’s achievement of its 2005 fiscal year earnings per share goals, in accordance with the original terms of the grant; (4) thirty days to exercise previously granted stock options for 26,666 shares, which vested and become exercisable on March 4, 2006, in accordance with the original terms of the grant; (5) annual bonus compensation of $665,000, based on the Compensation Committee’s certification of the achievement of the Company’s 2005 fiscal year earnings per shares goals; and (5) reimbursement for COBRA premiums, if COBRA coverage is elected, during the shorter of the Severance Period or until Mr. Leedy is no longer eligible for COBRA coverage. The Severance Period ended on April 1, 2006 as a result of Mr. Leedy accepting comparable employment.

Prior to his resignation, Mr. Leedy was employed pursuant to an employment agreement dated July 30, 2003. The agreement had an initial term of three and one-half years and continued from year to year thereafter, subject to earlier termination by either party. It provided for an annual base salary of at least $465,000, $500,000 and $540,000 during Fiscal 2004, Fiscal 2005 and Fiscal 2006, respectively, eligibility for an annual cash bonus under the Company’s Management Incentive Plan, recommended grants during the initial term of up to 45,000 restricted shares and options for 150,000 shares under the Company’s 1999 Stock Incentive Plan, and other fringe benefits. The Compensation Committee was permitted to increase Mr. Leedy’s base salary at their discretion and to make additional grants of restricted stock and options during the initial term.

Option/SAR Grants in Last Fiscal Year

The following table sets forth certain information regarding individual grants of stock options in Fiscal 2005 to each of the Company’s most highly compensated executive officers disclosed in the Summary Compensation Table.

Name	Options Granted (#)	% of Total Options Granted to Employees In Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value $ (1)
James V. O’Donnell	—	—	—	—	—
Roger S. Markfield	200,000	25.6%	$26.67	May 16, 2015	$2,117,780
Susan P. McGalla	200,000	25.6%	$26.67	May 16, 2015	$2,117,780
LeAnn Nealz	—	—	—	—	—
Michael J. Leedy	—	—	—	—	—

(1)	The grant date present value was determined using the Black-Scholes option pricing model with the following assumptions: risk-free interest rates of 3.83%; dividend yields averaging 0.829%; volatility factor of the expected market price of the Company’s common stock of 38%; and weighted-average expected life of the options of six years.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides certain information on the exercise of options during Fiscal 2005 and the number and value of stock options held by the executive officers named in the Summary Compensation Table at January 28, 2006.

	Shares Acquired on Exercise (#)	Value Realized $	Number of Unexercised Options at January 28, 2006 (#)		Value of Unexercised In-The-Money Options at January 28, 2006 ($) (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
James V. O’Donnell	1,200,000	$21,576,973	—	1,144,800	$—	$18,433,706
Roger S. Markfield	—	$—	1,892,166	400,000	$28,731,631	$3,803,000
Susan P. McGalla	64,690	$1,321,146	38,888	238,866	$566,018	$739,037
LeAnn Nealz	—	$—	50,000	100,000	$580,125	$1,160,250
Michael J. Leedy	125,972	$2,380,730	—	26,666	$—	$507,054

(1)	Represents the total gain which would be realized if all in-the-money options held at year end were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the per share fair market value at January 28, 2006 of $26.04. An option is in-the-money if the fair market value of the underlying shares exceeds the price of the option.

Equity Compensation Plan Table

The following table sets forth additional information as of the end of our last fiscal year on January 28, 2006, about shares of the Company’s common stock that may be issued upon the exercise of options and other rights under the Company’s existing equity compensation plans and arrangements, divided between plans approved by the Company’s stockholders and plans or arrangements not submitted to the Company’s stockholders for approval. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options and other rights and the number of shares remaining available for future grants excluding the shares to be issued upon exercise of outstanding options, warrants, and other rights.

	Column (a)	Column (b)	Column (c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (1)(2)
Equity compensation plans approved by stockholders (3)	9,004,910	$12.22	12,182,787
Equity compensation plans not approved by stockholders	—	—	—

Total	9,004,910	$12.22	12,182,787

(1)	At April 21, 2006, the number of shares to be issued upon exercise of outstanding options was 10,072,555 with a weighted average exercise price of $14.63 per share and a weighted average remaining contractual life of 6.2 years. Additionally, there were 832,071 shares of performance based and time based restricted stock to be issued upon vesting, resulting in a total of 10,904,626 shares to be issued. As of April 21, 2006, there were 9,759,812 shares available for issuance under the 2005 Stock Award and Incentive Plan.

(2)	Of the 12,182,787 securities remaining available for issuance under equity compensation plans, 8,094,203 are available for stock options, stock appreciation rights, dividend equivalents, performance awards or other non-full value stock awards, and 4,088,584 are available for restricted stock awards, restricted stock units or other full value stock awards.

(3)	Equity compensation plans approved by stockholders include the 1994 Stock Option Plan, the 1999 Stock Incentive Plan and the 2005 Stock Award and Incentive Plan.

The following “Report of the Compensation Committee on Executive Compensation” and “Performance Graph” shall not be deemed incorporated by reference by general statement incorporating by reference this Proxy Statement into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The key elements of our executive officer compensation include both short-term and long-term components. Short-term compensation consists of annual base salary, annual cash bonus and certain equity-based compensation, typically grants of restricted stock. Long-term compensation includes LTI awards, which are earned based on annual performance but are payable over a period of years, and certain equity-based compensation, principally stock options awards.

The Board of Directors has delegated to the Compensation Committee the authority with respect to our overall compensation policy, including authority to establish the annual salary and cash bonus compensation of executive officers under our Management Incentive Plan, as amended (the “Incentive Plan”). The Compensation Committee also has the authority to grant awards in the form of stock options, stock appreciation rights, restricted stock awards, performance units, or performance shares under our 2005 Stock Award and Incentive Plan, as amended (the “Stock Plan”). During Fiscal 2005, the Compensation Committee established stock ownership guidelines for executive officers. These guidelines set a minimum level of ownership value ranging from one to five times the respective executive officer’s annual base salary, depending upon position.

We have several core principles at the forefront of our executive compensation plans:

•	Competitive. We believe that our executive compensation plans serve as a powerful attraction and retention tool. We are committed to providing a total compensation package that is competitive. During Fiscal 2005, we worked, along with an outside consultant, to conduct a comprehensive benchmark analysis to ensure our competitiveness relative to a select peer group of specialty retailers. We reviewed each executive to ensure that total compensation and each component are competitive and appropriately weighted.

•	Performance Driven. We believe in paying for performance. Our executive compensation plans reward strong company performance through an annual cash bonus, LTI awards and restricted stock that are based on annual EPS performance goals. These performance based compensation elements are designed to represent a significant portion, ranging from approximately 70% to 80%, of total targeted annual compensation for executive officers. If the EPS performance goals are not met, cash bonus payments and LTI awards are not made and restricted stock awards are forfeited. The design of our executive compensation plans also retains the flexibility to recognize and reward individual performance.

•	Simplicity. We strive to maintain plans that are powerful, but simple in their design and execution.

Chief Executive Officer’s Compensation. James V. O’Donnell serves as Chief Executive Officer of the Company pursuant to an Employment Agreement, dated December 30, 2003, which sets forth a minimum base salary, cash bonus percentage and recommended annual restricted stock awards. During Fiscal 2005, his base salary was fixed by the Compensation Committee at $950,000, which did not increase from Fiscal 2004. During Fiscal 2005, the Compensation Committee granted Mr. O’Donnell awards for 200,000 shares of performance based restricted stock pursuant to the Stock Plan. Additionally, the Compensation Committee fixed a target annual cash bonus and a target LTI award pursuant to the Incentive Plan. The restricted stock, annual cash bonus and target LTI award were each based on achieving annual EPS performance goals established by the Compensation Committee. After the Compensation Committee certified achievement of the EPS performance goals, a $1,900,000 performance cash bonus was paid, a $950,000 LTI award was credited to Mr. O’Donnell’s LTI account and 200,000 shares of restricted stock became fully vested.

Executive Officer Compensation. The Fiscal 2005 base salaries, targeted annual cash bonuses and targeted LTI awards for the executive officers named in the Summary Compensation Table were determined by the Compensation Committee as a part of the Incentive Plan, which was approved by stockholders on June 22, 2004. Bonuses and LTI awards earned under the Incentive Plan are included in the Summary Compensation Table for the fiscal year that they were earned. The Incentive Plan was developed by the Compensation Committee with the assistance of an outside compensation consultant. As a part of the Incentive Plan, the Compensation Committee fixed annual bonus payments and LTI awards equal to varying percentages of base salary, with the bonus payments and LTI awards contingent on meeting the EPS performance goals set by the Committee. These various cash compensation components were fixed as composite elements of targeted total compensation for each officer as described above.

Stock Awards. The Stock Plan was approved by the stockholders on June 15, 2005, for the purpose of aiding the Company in attracting, retaining, motivating and rewarding employees and non-employee directors of the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of participants with those of stockholders. During Fiscal 2005, the Compensation Committee granted options, at market value, to executive officers as set forth above under “Options/SAR Grants in Last Fiscal Year” and made awards of restricted stock that were subject to annual EPS performance goals. The options become exercisable one-third each year and expire in seven to ten years from the grant date. As a result of the performance goals being met during Fiscal 2005, the restricted stock became fully vested on February 28, 2006, the date the Fiscal 2005 performance was certified.

Tax Treatment. The Compensation Committee considers the potential impact of Section 162(m) of the Internal Revenue Code on its compensation plans and has determined that it is the Company’s preference to qualify its executives’ compensation for deductibility under applicable tax laws, to the extent the Compensation Committee determines it is consistent with the Company’s best interests.

The following members of the Compensation Committee respectfully submit this report:

Gerald E. Wedren, Chair

Michael G. Jesselson

Robert R. McMaster

Janice E. Page

Larry M. Wolf

PERFORMANCE GRAPH

The following graph shows the percentage change in the cumulative total return performance to holders of the Company’s Common Stock with that of The Nasdaq Stock Market—U.S. Index and the Standard & Poor’s Specialty Apparel Index, both of which are published indexes. The Company’s Common Stock is traded on The Nasdaq National Market under the symbol “AEOS”. The comparison of the cumulative total returns for each investment assumes that $100 was invested in the Company’s Common Stock and the respective index on January 31, 2001.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

AMONG AMERICAN EAGLE OUTFITTERS, INC.,

THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE S & P APPAREL RETAIL INDEX

	1/01	1/02	1/03	1/04	1/05	1/06
AMERICAN EAGLE OUTFITTERS, INC.	$100.00	$65.94	$42.53	$48.26	$132.05	$141.87
NASDAQ STOCK MARKET (U.S.)	$100.00	$71.64	$49.90	$77.79	$77.83	$87.71
S & P APPAREL RETAIL	$100.00	$70.60	$62.45	$82.15	$99.45	$94.27

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During Fiscal 2004, we entered into an employment agreement with Charles Chupein, son-in-law of James V. O’Donnell. Mr. Chupein’s employment as Vice President and Chief Operating Officer of MARTIN + OSA, our new retail brand began on February 14, 2005. Under this employment agreement, Mr. Chupein was granted 30,000 stock options with an exercise price of $25.55 at the commencement of his employment and received a salary of $235,600 during Fiscal 2005. Additionally, based of the achievement of Fiscal 2005 EPS performance goals, Mr. Chupein received an annual cash bonus of $187,700 and 4,000 shares of performance based restricted stock became fully vested on February 28, 2006. For Fiscal 2006, Mr. Chupein will receive an annual salary of $275,000 and will be eligible to receive an annual cash bonus of $220,000 with the bonus payment contingent on EPS performance goals. Additionally, he was granted 10,100 stock options with an exercise price of $25.47 on February 28, 2006 and is eligible to receive up to 3,100 shares of EPS performance based restricted stock. Mr. Chupein also participates in various compensation and employee benefits plans or arrangements on the same basis as other employees in comparable positions.

PROPOSAL TWO: RATIFICATION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending February 3, 2007. In the event the stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider its appointment. In addition, even if the stockholders ratify the appointment of Ernst & Young LLP, the Audit Committee may in its discretion appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that a change is in the best interest of the Company.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting to respond to appropriate questions and to make a statement if such representatives so desire.

The Board of Directors recommends that the stockholders vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending February 3, 2007.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report for the year ended January 28, 2006 with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communications with Audit Committees). In addition, the Audit Committee has discussed with the independent registered public accounting firm, its independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, and considered the compatibility of nonaudit services with the firm’s independence.

The Audit Committee discussed with the Company’s internal auditors and its independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended January 28, 2006 for filing with the Securities and Exchange Commission.

Robert R. McMaster, Audit Committee Chair

Janice E. Page, Audit Committee Member

J. Thomas Presby, Audit Committee Member

Gerald E. Wedren, Audit Committee Member

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

During Fiscal 2005, Ernst & Young LLP served as our independent registered public accounting firm and in that capacity rendered an unqualified opinion on our consolidated financial statements as of and for the year ended January 28, 2006.

The following table sets forth the aggregate fees billed to us by our independent registered public accounting firm in each of the last two fiscal years:

Description of Fees	Fiscal 2005	Fiscal 2004
Audit Fees	$942,649	$895,690
Audit-Related Fees	3,000	3,000
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$945,649	$898,690

“Audit Fees” include fees billed for professional services rendered in connection with the audit of our consolidated financial statements, including the audit of our internal control over financial reporting, and the review of our interim consolidated financial statements included in quarterly reports as well as fees for services that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, consents, assistance with the review of registration statements filed with the SEC and consultation regarding financial accounting and/or reporting standards. “Audit-Related Fees” include fees billed for accounting research software.

The Audit Committee has adopted a policy that requires pre-approval of all auditing services and permitted non-audit services to be performed by the independent registered public accounting firm, subject to the de minimus exceptions for non-audit services as described in SEC Exchange Act Section 10A(i)(1)(B) which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate the authority to grant pre-approvals of audit and permitted non-audit services to subcommittees consisting of one or more members when it deems appropriate, provided that decisions of such subcommittee shall be presented to the full Audit Committee at its next scheduled meeting.

OTHER MATTERS

The only business which the management intends to present at the meeting consists of the matters set forth in this statement. The management knows of no other matters to be brought before the meeting by any other person or group. If any other matter should properly come before the meeting, the proxy enclosed confers upon the persons designated herein authority to vote thereon in their discretion.

ADDITIONAL INFORMATION

In accordance with notices sent to certain stockholders, we are sending only one copy of our annual report and proxy statement to shareholders who share the same last name and address unless they have notified us that they wish to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save printing, postage and administrative expenses.

If you received a household mailing this year and you would like to have additional copies mailed to you, please submit your request directed to the Corporate Secretary of the Company, at 150 Thorn Hill Drive, Warrendale, Pennsylvania 15086-7528, (724) 776-4857. If you hold your stock in street name, you may revoke your consent to householding at any time by notifying your broker.

If you are currently a stockholder sharing an address with another Company stockholder and wish to have your future proxy statements and annual reports householded, please contact the Corporate Secretary of the Company at the above address or telephone number.

The Company’s Annual Report for Fiscal 2005, including financial statements, was furnished to stockholders prior to or concurrently with the mailing of this Proxy Statement. Extra copies of the Annual Report, which includes the Company’s Report on Form 10-K to the Securities and Exchange Commission are available without charge upon request, directed to Judy Meehan, Senior Director of Investor Relations of the Company, at 150 Thorn Hill Drive, Warrendale, Pennsylvania 15086-7528, (724) 776-4857.

PLEASE DETACH PROXY CARD HERE

PROXY

AMERICAN EAGLE OUTFITTERS, INC.

The undersigned Stockholder of American Eagle Outfitters, Inc. hereby appoints Neil Bulman, Jr. and Dale E. Clifton, or either of them individually, as attorneys and proxies with full power of substitution to vote all of the shares of Common Stock of American Eagle Outfitters, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of American Eagle Outfitters, Inc. to be held at the Loews Regency Hotel, 540 Park Avenue, New York, New York on Tuesday, June 13, 2006 at 11:00 a.m., local time, and at any adjournment or adjournments thereof as follows:

1. Proposal One. Election of Directors JANICE E. PAGE, J. THOMAS PRESBY and GERALD E. WEDREN (CLASS II) AND LARRY M. WOLF (CLASS III)	FOR all Class II and Class III nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees	2. Proposal Two. Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	☐	☐	3. In their discretion to vote upon such other matters as may properly come before the meeting.

(Instructions: Do not check “WITHHOLD AUTHORITY” to vote for only certain individual nominees. To withhold authority to vote for any individual nominee,

strike a line through the nominee’s name above and check “FOR”.)

(Continued, and to be dated and signed, on the other side)

PLEASE DETACH PROXY CARD HERE

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” BOTH PROPOSAL 1 AND PROPOSAL 2.

Please sign and date this Proxy below and return in the

enclosed envelope.

DATE: ________________________________, 2006

__________________________________________

(Signature)

__________________________________________

(Signature of joint owner)

Signature(s) must agree with the name(s) printed on this

proxy. If signing as attorney, executor, administrator,

trustee or guardian, please give your full title as such.

This proxy is solicited on behalf of the Board of Directors.